EXHIBIT 99


                            JOINT FILER INFORMATION


Name:  PWJ Funding LLC

Address:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

          Designated Filer: Prentice Capital Management, LP

Issuer: Whitehall Jewellers, Inc.

Date of Event Requiring Statement: December 6, 2005

Signature:


/s/ Michael Weiss
-----------------------------
Michael Weiss, CFO of Prentice Capital Management, LP, its Manager

Name: PWJ Lending LLC

Address:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

          Designated Filer: Prentice Capital Management, LP

Issuer: Whitehall Jewellers, Inc.

Date of Event Requiring Statement: December 6, 2005

Signature:


/s/ Jonathan Duskin
------------------------------
Jonathan Duskin, Managing Director

Name: Michael Zimmerman

Address:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

          Designated Filer: Prentice Capital Management, LP

Issuer: Whitehall Jewellers, Inc.

Date of Event Requiring Statement: December 6, 2005

Signature:


/s/ Michael Zimmerman
--------------------------------
Michael Zimmerman